Exhibit 99.1

FleetCor Reports Fourth Quarter and Fiscal Year 2012 Financial Results

Fourth Quarter Revenue and Profits Grow Over 45%

Profit Outlook for 2013 up 22% at Midpoint of Guidance Range

NORCROSS, Ga., February 7, 2013 — FleetCor Technologies, Inc. (NYSE: FLT), a leading independent global provider of fuel cards and workforce payment products to businesses, today reported financial results for its fourth quarter and fiscal year ended December 31, 2012.

“2012 was another excellent year for FleetCor, which included revenue growth of 36% and adjusted net income growth of 41% over 2011. We also completed developing market acquisitions in Brazil and Russia, and went live with our GFN platform in Asia for Shell during the fourth quarter,” said Ron Clarke, chairman, and chief executive officer, FleetCor Technologies, Inc. “We are also well positioned to kick off 2013 as we have nearly $1 billion in liquidity to continue our global business development efforts.”

Financial Results for Fourth Quarter 2012:

GAAP Results

•	Total revenues, net, in the fourth quarter of 2012 increased 45% to $202.6 million compared to $140.2 million in the fourth quarter of 2011

•	Net income in the fourth quarter of 2012 increased 59% to $60.1 million, or $0.70 per diluted share, compared to $37.8 million, or $0.45 per diluted share in the fourth quarter of 2011

Non-GAAP Results

•	Adjusted revenues[1] (revenues, net less merchant commissions) in the fourth quarter of 2012 increased 47% to $185.0 million compared to $125.5 million in the fourth quarter of 2011

•	Adjusted net income[1] in the fourth quarter of 2012 increased 49% to $70.7 million, or $0.82 per diluted share, compared to $47.3 million, or $0.56 per diluted share in the fourth quarter of 2011

Financial Results for Fiscal Year 2012:

GAAP Results

•	Total revenues, net in 2012 increased 36% to $707.5 million compared to $519.6 million in 2011

•	Net income in 2012 increased 47% to $216.2 million, or $2.52 per diluted share, compared to $147.3 million, or $1.76 per diluted share in 2011

Non-GAAP Results

•	Adjusted revenues[1] (revenues, net less merchant commissions) in 2012 increased 39% to $649.0 million compared to $468.4 million in 2011

•	Adjusted net income[1] for 2012 increased 41% to $256.0 million, or $2.99 per diluted share, compared to $181.7 million, or $2.17 per diluted share in 2011

1 Reconciliations of GAAP results to non GAAP results are provided in Exhibit 1 attached. Additional supplemental data is provided in Exhibit 2 and segment information is provided in Exhibit 3.

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2013 Outlook:

FleetCor Technologies, Inc. is introducing initial financial guidance for fiscal year 2013:

•	Revenues, net, between $790 million and $810 million

•	Adjusted Net Income between $300 million and $310 million

•	Adjusted Net Income per diluted share between $3.61 and $3.69

The assumptions included in the guidance are as follows:

•	Fuel prices equal to the 2012 average

•	Market spreads equal to the 2012 average

•	Foreign exchange rates equal to the 2012 average

•	Fully diluted shares outstanding of 84.2 million shares

•	No impact related to future acquisitions or material new partnership agreements

“We have great momentum heading into 2013 and we are projecting another double-digit revenue and profit year despite uncertainty around the macroeconomic environment including fuel prices, fuel price spreads and FX rates. Our guidance produces a 13% revenue and 22% adjusted net income per share growth rate, at the midpoint of our guidance range, versus 2012,” said Eric Dey, chief financial officer FleetCor Technologies, Inc.

Conference Call

The Company will host a conference call to discuss fourth quarter and fiscal year 2012 financial results today at 5:00pm ET. Hosting the call will be Ron Clarke, chief executive officer, and Eric Dey, chief financial officer. The conference call can be accessed live over the phone by dialing (877) 941-8416, or for international callers (480) 629-9808. A replay will be available one hour after the call and can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers; the conference ID is 4592455. The replay will be available until February 14, 2013. The call will be webcast live from the Company’s investor relations website at investor.fleetcor.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about FleetCor’s beliefs, expectations and future performance, are forward-looking statements. Forward-looking statements can be identified by the use of words such as “anticipate,” “intend,” “believe,” “estimate,” “plan,” “seek,” “project” or “expect,” “may,” “will,” “would,” “could” or “should,” the negative of these terms or other comparable terminology. Examples of forward-looking statements in this press release include statements relating to revenue and earnings guidance, assumptions underlying financial guidance, expectations regarding entering new markets and building on existing assets in emerging markets. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement, such as delays or failures associated with implementation; fuel price and spread volatility; changes in credit risk of customers and associated losses; the actions of regulators relating to payment cards or resulting from investigations; failure to maintain or renew key business relationships; failure to maintain competitive offerings; failure to maintain or renew sources of financing; failure to complete, or delays in completing, anticipated new partnership arrangements or acquisitions and the failure to successfully integrate or otherwise achieve anticipated benefits from such partnerships or acquired businesses; failure to successfully expand business internationally; the impact of foreign exchange rates on operations, revenue and income; the effects of general economic conditions on fueling patterns and the commercial activity of fleets, as well as the other

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risks and uncertainties identified under the caption “Risk Factors” in FleetCor’s Annual Report on Form 10-K for the year ended December 31, 2011, filed with the Securities and Exchange Commission on February 29, 2012. FleetCor believes these forward-looking statements are reasonable; however, forward-looking statements are not a guarantee of performance, and undue reliance should not be placed on such statements. The forward-looking statements included in this press release are made only as of the date hereof, and FleetCor does not undertake, and specifically disclaims, any obligation to update any such statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments.

About Non-GAAP Financial Measures

Adjusted revenue is calculated as revenues, net less merchant commissions. Adjusted net income is calculated as net income, adjusted to eliminate (a) non-cash stock-based compensation expense related to share-based compensation awards, (b) amortization of deferred financing costs and intangible assets, (c) amortization of the premium recognized on the purchase of receivables and, (d) loss on the early extinguishment of debt. EBITDA is calculated as net income as reflected in our income statement, adjusted to eliminate (a) interest expense, (b) tax expense, (c) depreciation of long-lived assets, and (d) amortization of intangible assets. The company uses adjusted revenues as a basis to evaluate the company’s revenues, net of the commissions that are paid to merchants to participate in our card programs. The commissions paid to merchants can vary when market spreads fluctuate in much the same way as revenues are impacted when market spreads fluctuate. The company believes this is a more effective way to evaluate the company’s revenue performance. The company uses EBITDA as a basis to evaluate our operating performance net of the impact of certain items during the period. We believe that EBITDA may be useful to investors for understanding our operating performance on a consistent basis. We prepare adjusted net income to eliminate the effect of items that we do not consider indicative of our core operating performance. Adjusted revenues and adjusted net income are supplemental measures of operating performance that do not represent and should not be considered as an alternative to revenues, net, net income or cash flow from operations, as determined by U.S. generally accepted accounting principles, or U.S. GAAP, and our calculation thereof may not be comparable to that reported by other companies. We believe it is useful to exclude non-cash stock-based compensation expense from adjusted net income because non-cash equity grants made at a certain price and point in time do not necessarily reflect how our business is performing at any particular time and stock-based compensation expense is not a key measure of our core operating performance. We also believe that amortization expense can vary substantially from company to company and from period to period depending upon their financing and accounting methods, the fair value and average expected life of their acquired intangible assets, their capital structures and the method by which their assets were acquired; therefore, we have excluded amortization expense from our adjusted net income. We also exclude loss on the early extinguishment of debt from adjusted net income, as this expense is non-cash and is one-time in nature and does not reflect the ongoing operations of the business.

Management uses adjusted revenues and adjusted net income:

•	as measurements of operating performance because they assist us in comparing our operating performance on a consistent basis;

•	for planning purposes, including the preparation of our internal annual operating budget;

•	to allocate resources to enhance the financial performance of our business; and

•	to evaluate the performance and effectiveness of our operational strategies.

We believe adjusted revenues and adjusted net income are key measures used by the Company and investors as supplemental measures to evaluate the overall operating performance of companies in our industry. By providing these non-GAAP financial measures, together with reconciliations, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing strategic initiatives.

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About FleetCor

FleetCor is a leading global provider of fuel cards and workforce payment products to businesses. FleetCor’s payment programs enable businesses to better control employee spending and provide card-accepting merchants with a commercial customer base that can increase their sales and customer loyalty. FleetCor serves commercial accounts in North America, Latin America, and Europe. For more information, please visit www.fleetcor.com.

Contact:

Investor Relations

investor@fleetcor.com

770-729-2017

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FleetCor Technologies, Inc. and subsidiaries

Consolidated Statements of Income

(In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
	(Unaudited)	(Unaudited)	(Unaudited)
Revenues, net	$202,617	$140,160	$707,534	$519,591

Expenses:
Merchant commissions	17,599	14,694	58,573	51,199
Processing	32,285	25,931	115,446	84,516
Selling	13,190	10,332	46,429	36,606
General and administrative	31,256	25,047	110,122	84,765
Depreciation and amortization	15,116	9,924	52,036	36,171

Operating income	93,171	54,232	324,928	226,334

Other expense (income), net	602	19	1,121	(589)
Interest expense, net	3,390	3,433	13,017	13,377
Loss on extinguishment of debt	—	—	—	2,669

Total other expense	3,992	3,452	14,138	15,457

Income before income taxes	89,179	50,780	310,790	210,877
Provision for income taxes	29,108	13,008	94,591	63,542

Net income	$60,071	$37,772	$216,199	$147,335

Basic earnings per share	$0.72	$0.46	$2.59	$1.83
Diluted earnings per share	$0.70	$0.45	$2.52	$1.76

Weighted average shares outstanding:
Basic shares	83,378	81,512	83,328	80,610
Diluted shares	85,750	84,035	85,736	83,654

FleetCor Technologies, Inc. and subsidiaries

Consolidated Balance Sheets

(In thousands, except share and par value amounts)

	December 31, 2012	December 31, 2011[1]
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$283,649	$285,159
Restricted cash	53,674	55,762
Accounts receivable (less allowance for doubtful accounts of $19,463 and $15,315, respectively)	525,441	481,791
Securitized accounts receivable - restricted for securitization investors	298,000	280,000
Prepaid expenses and other current assets	28,126	15,416
Deferred income taxes	6,464	6,140

Total current assets	1,195,354	1,124,268

Property and equipment	93,902	93,380
Less accumulated depreciation and amortization	(48,706)	(60,656)

Net property and equipment	45,196	32,724
Goodwill	926,609	760,736
Other intangibles, net	463,864	385,607
Other assets	90,847	45,834

Total assets	$2,721,870	$2,349,169

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$418,609	$478,882
Accrued expenses	75,812	41,565
Customer deposits	187,627	180,269
Securitization facility	298,000	280,000
Current portion of notes payable and other obligations	162,174	145,836

Total current liabilities	1,142,222	1,126,552

Notes payable and other obligations, less current portion	485,217	278,429
Deferred income taxes	180,609	132,752

Total noncurrent liabilities	665,826	411,181

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.001 par value; 475,000,000 shares authorized, 116,772,324 shares issued and 81,037,832 shares outstanding at December 31, 2012; and 475,000,000 shares authorized, 113,741,883 shares issued and 81,860,213 shares outstanding at December 31, 2011	116	114
Additional paid-in capital	542,018	466,203
Retained earnings	750,697	534,498
Accumulated other comprehensive loss	(3,346)	(13,716)
Less treasury stock, 35,734,492 shares at Decemer 31, 2012 and 31,881,670 shares at December 31, 2011	(375,663)	(175,663)

Total stockholders’ equity	913,822	811,436

Total liabilities and stockholders’ equity	$2,721,870	$2,349,169

1Certain prior period amounts have been recast in connection with ASC 805, Business Combinations.

FleetCor Technologies, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(In Thousands)

	Year Ended December 31,
	2012	2011
	(Unaudited)
Operating activities
Net income	$216,199	$147,335
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	14,116	11,451
Stock-based compensation	19,275	21,743
Provision for losses on accounts receivable	21,896	19,226
Amortization of deferred financing costs	2,279	1,864
Amortization of intangible assets	32,376	19,590
Amortization of premium on receivables	3,265	3,266
Deferred income taxes	(3,337)	(2,920)
Loss on extinguishment of debt	—	2,669
Changes in operating assets and liabilities (net of acquisitions):
Restricted cash	2,088	6,579
Accounts receivable	(71,102)	(80,024)
Prepaid expenses and other current assets	(6,847)	17,581
Other assets	(46,553)	(1,935)
Excess tax benefits related to stock-based compensation	(29,355)	(13,727)
Accounts payable, accrued expenses and customer deposits	(18,840)	126,927

Net cash provided by operating activities	135,460	279,625

Investing activities
Acquisitions, net of cash acquired	(190,447)	(333,763)
Purchases of property and equipment	(19,111)	(13,454)

Net cash used in investing activities	(209,558)	(347,217)

Financing activities
Excess tax benefits related to stock-based compensation	29,355	13,727
Repurchase of common stock	(200,000)	—
Proceeds from issuance of common stock	27,187	8,477
Borrowings on securitization facility, net	18,000	136,000
Deferred financing costs paid	(3,776)	(7,839)
Principal payments on notes payable	(30,414)	(338,965)
Proceeds from notes payable	250,000	425,000
Payments on revolver	(480,000)	—
Borrowings from revolver	455,000	—
Payments on swing line of credit, net	(1,874)	—
Other	(1,490)	(179)

Net cash provided by financing activities	61,988	236,221

Effect of foreign currency exchange rates on cash	10,600	1,726

Net (decrease) increase in cash and cash equivalents	(1,510)	170,355
Cash and cash equivalents, beginning of year	285,159	114,804

Cash and cash equivalents, end of year	$283,649	$285,159

Supplemental cash flow information
Cash paid for interest	$10,889	$14,961

Cash paid for income taxes	$29,579	$49,205

Exhibit 1

RECONCILIATION OF NON-GAAP MEASURES AND PRO FORMA INFORMATION

(In thousands, except shares and per share amounts)

(Unaudited)

The following table reconciles revenues, net to adjusted revenues:

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Revenues, net	$202,617	$140,160	$707,534	$519,591
Merchant commissions	17,599	14,694	58,573	51,199

Total adjusted revenues	$185,018	$125,466	$648,961	$468,392

The following table reconciles net income to EBITDA:

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Net income	$60,071	$37,772	$216,199	$147,335
Provision for income taxes	29,108	13,008	94,591	63,542
Interest expense, net	3,390	3,433	13,017	13,377
Depreciation and amortization	15,116	9,924	52,036	36,171
Other expense (income), net	602	19	1,121	(589)
Loss on extinguishment of debt	—	—	—	2,669

EBITDA	$108,287	$64,156	$376,964	$262,505

The following table reconciles net income to adjusted net income and adjusted net income per diluted share:

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Net income	$60,071	$37,772	$216,199	$147,335
Stock based compensation	4,988	5,912	19,275	21,743
Amortization of intangible assets	9,332	5,621	32,376	19,590
Amortization of premium on receivables	816	816	3,265	3,266
Amortization of deferred financing costs	683	514	2,279	1,865
Loss on extinguishment of debt	—	—	—	2,669

Total pre-tax adjustments	15,819	12,863	57,195	49,133
Income tax impact of pre-tax adjustments at the effective tax rate	(5,163)	(3,295)	(17,410)	(14,805)

Adjusted net income	$70,727	$47,340	$255,984	$181,663

Adjusted net income per diluted share	$0.82	$0.56	$2.99	$2.17
Diluted shares	85,750	84,035	85,736	83,654

Exhibit 2

Transaction Volume, Revenues and Adjusted Revenue, Per Transaction and by Segment

(In thousands except revenues, net per transaction and adjusted revenues per transaction)

(Unaudited)

	Three Months Ended December 31,				Year Ended December 31,
	2012	2011	Change	% Change	2012	2011	Change	% Change
NORTH AMERICA
- Transactions	39,663	37,636	2,027	5.4%	156,868	152,700	4,168	2.7%
- Revenues, net per transaction	$2.74	$2.43	$0.31	12.8%	$2.55	$2.28	$0.27	11.7%
- Revenues, net	$108,571	$91,340	$17,231	18.9%	$400,164	$348,784	$51,380	14.7%
INTERNATIONAL
- Transactions	38,725	25,906	12,819	49.5%	146,894	62,121	84,773	136.5%
- Revenues, net per transaction	$2.43	$1.88	$0.54	28.9%	$2.09	$2.75	$(0.66)	-23.9%
- Revenues, net	$94,046	$48,820	$45,226	92.6%	$307,370	$170,807	$136,563	80.0%
FLEETCOR CONSOLIDATED REVENUES
- Transactions	78,388	63,542	14,846	23.4%	303,762	214,821	88,941	41.4%
- Revenues, net per transaction	$2.58	$2.21	$0.38	17.2%	$2.33	$2.42	$(0.09)	-3.7%
- Revenues, net	$202,617	$140,160	$62,457	44.6%	$707,534	$519,591	$187,943	36.2%
FLEETCOR CONSOLIDATED ADJUSTED REVENUES[1]
- Transactions	78,388	63,542	14,846	23.4%	303,762	214,821	88,941	41.4%
- Adjusted Revenues per transaction	$2.36	$1.97	$0.39	19.5%	$2.14	$2.18	$(0.04)	-2.0%
- Adjusted Revenues	$185,018	$125,466	$59,552	47.5%	$648,961	$468,392	$180,569	38.6%

1Adjusted revenues is a non-GAAP financial measure defined as revenues, net less merchant commissions. The Company believes this measure is a more effective way to evaluate the Company’s revenue performance. Refer to Exhibit 1 for a reconciliation of revenues, net to adjusted revenues.

Exhibit 3

Segment Results

(In thousands)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Revenues, net:
North America	$108,571	$91,340	$400,164	$348,784
International[1]	94,046	48,820	307,370	170,807

	$202,617	$140,160	$707,534	$519,591

Operating income:
North America	$55,692	$38,362	$196,677	$153,687
International[1]	37,479	15,870	128,251	72,647

	$93,171	$54,232	$324,928	$226,334

Depreciation and amortization:
North America	$5,225	$5,024	$20,289	$19,845
International[1]	9,891	4,900	31,747	16,326

	$15,116	$9,924	$52,036	$36,171

Capital expenditures:
North America	$1,986	$2,865	$7,735	$6,840
International[1]	3,492	2,181	11,376	6,614

	$5,478	$5,046	$19,111	$13,454

1The results from our Mexican business acquired during the third quarter of 2011, Allstar business acquired during the fourth quarter of 2011, Russian business acquired in the second quarter of 2012 and CTF Technologies, Inc. acquired during the third quarter of 2012 are reported in our International segment.